BRITISH COLUMBIA	NUMBER: 641868

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify that

PATCH ENERGY INC.

has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia on February 11, 2002 JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA